Exhibit 99.1

NEWS RELEASE

Weatherford Enters into $370 Million Amended and Restated Credit Facility

HOUSTON, October 18, 2022 -- Weatherford International plc (NASDAQ: WFRD) (“Weatherford” or the “Company”) announced that on October 17, 2022 certain of its wholly owned subsidiaries entered into a credit agreement, which amended and restated the Company’s existing secured letter of credit agreement, dated December 13, 2019, as amended (the “Credit Facility”).

Total aggregate commitments under the Credit Facility are $370 million, of which $45 million is available for revolving loans. The amount available for revolving loans can be increased by up to an additional $100 million as the Company meets certain leverage ratios and subject to lenders’ consent. The Credit Facility will allow the Company to transfer certain cash collateralized letters of credit to the Credit Facility, resulting in lower aggregate cash collateral requirements. The Credit Facility also provides the Company the flexibility, upon satisfaction of certain conditions, to request incremental increases in the aggregate commitments under the Credit Facility to not more than $600 million. The maturity date under the Credit Facility is October 17, 2026, subject to certain conditions.

Girish Saligram, President and Chief Executive Officer, commented, “We are pleased to complete this Credit Facility with our banking partners, a transaction which underscores the significant progress we have made to strengthen our operating profile supported by the continued growth of our differentiated portfolio. While we do not expect to draw upon the revolving loan capacity, the Facility allows us greater flexibility to improve our overall capital structure, and drive growth and scale into our business.”

About Weatherford

Weatherford is a leading global energy services company. Operating in approximately 75 countries, the Company answers the challenges of the energy industry with its global talent network of approximately 17,000 team members and approximately 350 operating locations, including manufacturing, research and development, service, and training facilities.

Contact:

Mohammed Topiwala

Weatherford Investor Relations

+1 713-836-7777

investor.relations@weatherford.com

For Media:

Kelley Hughes

Weatherford Global Communications

+1 713-836-4193

media@weatherford.com

Forward-Looking Statements

This news release contains forward-looking statements concerning, among other things, the Company's expectations regarding business outlook, expectations regarding future financial results, and expectations regarding future indebtedness and liquidity, and are also generally identified by the words "believe," "expect," "anticipate," "may," "should," "could," "will," "would," "will be," "will continue," "resulting in," and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are based upon the current beliefs of Weatherford's management and are subject to significant risks, assumptions, and uncertainties. Should one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual results may vary materially from those indicated in our forward-looking statements. Readers are cautioned that forward-looking statements are only predictions and may differ materially from actual future events or results, including: the price and price volatility of oil and natural gas; various effects from the Russia Ukraine conflict including, but not limited to, extended business interruptions, sanctions imposed by various countries, associated operational and logistical challenges, and impacts to the overall global energy supply; cybersecurity issues, as we may experience a higher rate of cybersecurity attacks, intrusions or incidents in the current environment of remote connectivity; demand for oil and gas and fluctuations in commodity prices; general global economic repercussions related to U.S. and global inflationary pressures; the macroeconomic outlook for the oil and gas industry; operational challenges relating the COVID-19 pandemic and efforts to mitigate the spread of the COVID-19 virus and COVID-19 variants, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions; our ability to generate cash flow from operations to fund our operations; and the realization of additional cost savings and operational efficiencies.

These risks and uncertainties are more fully described in Weatherford's reports and registration statements filed with the SEC, including the risk factors described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Accordingly, you should not place undue reliance on any of the Company's forward-looking statements. Any forward-looking statements speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law, and we caution you not to rely on them unduly.